Exhibit 99.1

FOR IMMEDIATE RELEASE

PAREXEL INTERNATIONAL REPORTS SECOND QUARTER FISCAL YEAR 2017 RESULTS

Second Quarter Fiscal Year 2017 Results (compared to Second Quarter Fiscal Year 2016)

•	Service revenue of $534.4 million, up 3.1%

•	GAAP diluted earnings per share of $0.41, down 43.8%; adjusted earnings per share of $0.85, down 5.6%

•	Gross new business of $971 million, cancellations of $266 million

•	Backlog increased 8.4% year-over-year to $5.94 billion

•	Net book-to-bill of 1.32

BOSTON, February 1, 2017 - PAREXEL International Corporation (NASDAQ: PRXL) today reported financial results for the second quarter of Fiscal Year 2017, which ended on December 31, 2016.

“We were satisfied with our adjusted EPS results in the second quarter,” said Josef von Rickenbach, Chairman and Chief Executive Officer of PAREXEL International. “Revenue growth in the quarter was relatively modest mainly due to the lingering impact of cancellations in prior periods, continuing slower backlog conversion due to increasing clinical trial complexity, and revenue delays from recent awards. As we expect recent strong new business awards to contribute less near-term revenue than we had anticipated, we are lowering our forecast for Fiscal Year 2017 revenue and diluted EPS.
“We are encouraged by the long-term revenue opportunity from our continuing strong new business awards. Cancellations in the second quarter returned to the normal range from the elevated levels of the first quarter. Our strong new business performance continues to drive solid backlog growth.
“We continue to adapt our organization to our revenue base in order to maximize our operational efficiency,” Mr. von Rickenbach concluded. “We announced a restructuring program in January. With the help of this and other initiatives, we anticipate significant improvement in adjusted operating margin in the fourth quarter of Fiscal Year 2017 and beyond.”
Second Quarter Fiscal Year 2017 Results

For the three months ended December 31, 2016, PAREXEL’s service revenue increased 3.1% to $534.4 million, compared with $518.5 million in the prior year period. Income from operations as reported under Generally Accepted Accounting Principles (GAAP) totaled $60.0 million, or 11.2% of service revenue, in the second quarter of Fiscal Year 2017, as compared with $54.6 million, or 10.5% of service revenue, in the comparable quarter of the prior year. GAAP net income for the quarter totaled $21.8 million, or $0.41 per diluted share, compared with $39.4 million, or $0.73 per diluted share, for the quarter ended December 31, 2015.

The financial results in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the reconciliation included at the end of this press release. PAREXEL’s service revenue of $534.4 million in the second quarter represented growth of 3.2% on a constant currency basis. Excluding revenue of approximately $37.2 million arising from the acquisitions of Health Advances and ExecuPharm, revenue decreased by 4.0% on a constant currency basis, compared to the prior year. Adjusted operating income in the second quarter of Fiscal Year 2017 was $64.7 million, or 12.1% of service revenue. Adjusted operating income in the second quarter of Fiscal Year 2016 was $68.4 million, or 13.2% of service revenue. Adjusted net income was $45.0 million, or $0.85 per diluted share, in the quarter ended December 31, 2016, and was $48.7 million, or $0.90 per diluted share, in the quarter ended December 31, 2015.

On a segment basis, service revenue for the second quarter of Fiscal Year 2017 was $408.9 million in Clinical Research Services (CRS), $54.6 million in PAREXEL Consulting (PC), and $70.9 million in PAREXEL Informatics (PI).

Six Month Fiscal Year 2017 Results

For the six months ended December 31, 2016, service revenue was $1,031.1 million versus $1,030.6 million in the prior year period, essentially unchanged. GAAP operating income for the current six-month period was $113.3 million, or 11.0% of service revenue, compared with $90.1 million, or 8.7% of service revenue, in the prior year period. GAAP net income for the six months ended December 31, 2016 was $59.6 million, or $1.12 per diluted share, compared with $64.3 million, or $1.17 per diluted share, in the prior year period.

The financial results of the first six months in the current and prior year period each included items outside of the Company’s normal operations, as detailed in the reconciliation included at the end of this press release. PAREXEL’s service revenue was essentially unchanged on a constant currency basis at $1,031.1 million for the six months ended on December 31, 2016 compared to the prior year period. Excluding revenue of approximately $46.2 million from the acquisitions of Health Advances and ExecuPharm, revenue decreased by 4.5% on a constant currency basis, compared to the prior year. Adjusted operating income was $119.0 million, or 11.5% of service revenue for the six months ended December 31, 2016, compared with $123.7 million, or 12.0% of service revenue, for the six months ended on December 31, 2015. Adjusted net income for the six months ended December 31, 2016 was $83.3 million, or $1.57 per diluted share, compared with $87.7 million, or $1.60 per diluted share, in the comparable prior-year period.

New Business and Backlog

Backlog as of December 31, 2016 was $5.94 billion, an increase of about $462 million year over year. The reported backlog included gross new business wins in the second quarter of $971 million, cancellations of $266 million, and a negative impact from foreign currency exchange of $52 million. The net book-to-bill ratio was 1.32 in the quarter.

Forward-Looking Guidance

The Company issued forward-looking guidance for the third quarter of Fiscal Year 2017 (ending March 31, 2017) and updated its guidance for revenue and EPS for Fiscal Year 2017, as detailed in the chart below. The guidance takes into account a number of factors, including recent foreign currency exchange rates, tax rates, the acquisitions of ExecuPharm and The Medical Affairs Company, the accelerated share repurchase program, the new restructuring program, and the Company’s updated overall outlook. The impact of purchase accounting related to The Medical Affairs Company has not been included.

The Company’s guidance is:

	Guidance Issued 2/1/2017	Guidance Issued 10/26/2016
Q3 FY 2017 Revenue	$524 - $538 million	NA
Q3 FY 2017 GAAP EPS	$0.28 - $0.42	NA
Q3 FY 2017 Non-GAAP EPS*	$0.66 - $0.80	NA

FY 2017 Revenue	$2.08 - $2.12 billion	$2.15 - $2.19 billion
FY 2017 GAAP EPS	$2.30 - $2.58	$3.55 - $3.89
FY 2017 Non-GAAP EPS*	$3.15 - $3.43	$3.71 - $4.05

*Adjusted numbers excludes various items, as detailed in a table contained within this release.

Additional Information

The financial results in this release are preliminary and unaudited.

In addition to the financial measures prepared in accordance with GAAP, the Company uses certain non-GAAP financial measures. The Company believes that presenting the non-GAAP financial measures contained in this press release assists investors and others in gaining a better understanding of its core operating results and future prospects, especially when comparing such results to previous periods or forecasted guidance, because such measures exclude items that are outside of the Company’s normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Management uses non-GAAP financial measures, in addition to the measures prepared in accordance with GAAP, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods and to the performance of its competitors for the same reasons stated above. Such measures are also used by management in its financial and operating decision-making. Non-GAAP financial measures are not meant to be considered superior to, nor a substitute for, the Company’s results of operations prepared in accordance with GAAP. The non-GAAP financial measures exclude the items detailed in the reconciliation included at the end of this press release.

A conference call to discuss PAREXEL’s second quarter Fiscal Year 2017 earnings, business, and financial outlook will begin at 10:00 a.m. ET on Thursday, February 2, 2017 and will be broadcast live over the internet via webcast. To access the webcast, visit the Investor Section of PAREXEL’s website at www.investor.parexel.com. This webcast will continue to be accessible for one year following the live broadcast. To participate via telephone, dial +1-408-940-3886 and ask to join PAREXEL’s second quarter Fiscal Year 2017 earnings call.

A presentation of second quarter Fiscal Year 2017 results, as well as certain trended financial information, may be found on the home page of the Investors portion of the Company’s website in a document titled “Q2 2017 Earnings Presentation.”

About PAREXEL International

PAREXEL International Corporation is a leading global biopharmaceutical services company, providing a broad range of expertise-based clinical research, consulting, medical communications, and technology solutions and services to the worldwide pharmaceutical, biotechnology and medical device industries. Committed to providing solutions that expedite time-to-market and peak-market penetration, PAREXEL has developed significant expertise across the development and commercialization continuum, from drug development and regulatory consulting to clinical pharmacology, clinical trials management, and reimbursement. PAREXEL Informatics provides advanced technology solutions, including medical imaging, to facilitate the clinical development process. Headquartered near Boston, Massachusetts, PAREXEL has offices in 85 locations in 51 countries around the world, and had approximately 19,625 employees in the second quarter. For more information about PAREXEL International visit www.PAREXEL.com.

PAREXEL and PAREXEL Informatics are trademarks or registered trademarks of PAREXEL International Corporation or its affiliates.

This release contains “forward-looking” statements regarding future results and events, including, without limitation, statements regarding expected financial results, future growth and customer demand. For this purpose, any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “intends,” “appears,” “estimates,” “projects,” “will,” “would,” “could,” “should,” “targets,” and similar expressions are also intended to identify forward-looking statements. The forward-looking statements in this release involve a number of risks and uncertainties. The Company’s actual future results may differ materially from the results discussed in the forward-looking statements contained in this release. Important factors that might cause such a difference include, but are not limited to, risks associated with: actual operating performance; actual expense savings and other operating improvements resulting from restructurings, the loss, modification, or delay of contracts which would, among other things, adversely impact the Company’s recognition of revenue included in backlog; the Company’s dependence on certain industries and clients; the Company’s ability to win new business, manage growth and costs, and attract and retain employees; the Company’s ability to complete the acquisition of The Medical Affairs Company, LLC, and additional acquisitions, and to integrate newly acquired businesses including the acquisitions of Health Advances, LLC, and ExecuPharm, Inc., or enter into new lines of business; the impact on the Company’s business of government regulation of the drug, medical device and biotechnology industry; consolidation within the pharmaceutical industry and competition within the biopharmaceutical services industry; the potential for significant liability to clients and third parties; the potential adverse impact of health care reform; and the effects of foreign currency exchange rate fluctuations and other international economic, political, and other risks. Such factors and others are discussed more fully in the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, as filed with the Securities and Exchange Commission, which “Risk Factors” discussion is incorporated by reference in this press release. The Company specifically disclaims any obligation to update these forward-looking statements in the future. These forward-looking statements should not be relied upon as representing the Company’s estimates or views as of any date subsequent to the date of this press release.

CONTACTS:
Emma Reeve
Corporate Vice President and Interim Chief Financial Officer
PAREXEL International
IR@PAREXEL.com
+ 1-781-434-4118

Ronald Aldridge
Senior Director of Investor Relations

PAREXEL International
Ron.Aldridge@PAREXEL.com
+ 1-781-434-4753 or +1-781-434-8465

Media:
Cristi Barnett
Email: Cristi.Barnett@PAREXEL.com
Tel.: +1 781-434-4019

PAREXEL International Corporation
Consolidated Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Six Months Ended
(in millions, except per share data)	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Service revenue	$534.4	$518.5	$1,031.1	$1,030.6
Reimbursement revenue	77.8	85.7	157.6	158.8
Total revenue	612.2	604.2	1,188.7	1,189.4
Costs and expenses:
Direct costs	350.9	332.5	678.6	675.7
Reimbursable out-of-pocket expenses	77.8	85.7	157.6	158.8
Selling, general and administrative	95.6	97.4	187.8	192.3
Depreciation	19.1	17.9	38.4	35.9
Amortization	7.2	5.7	12.7	11.4
Restructuring charge	1.6	10.4	0.3	25.2
Total costs and expenses	552.2	549.6	1,075.4	1,099.3
Income from operations	60.0	54.6	113.3	90.1
Other expense, net	(20.5)	(2.2)	(23.9)	(2.0)
Income before income taxes	39.5	52.4	89.4	88.1
Provision for income taxes	17.7	13.0	29.8	23.8
Effective tax rate	44.8%	24.8%	33.3%	27.0%
Net income	$21.8	$39.4	$59.6	$64.3

Earnings per common share:
Basic	$0.42	$0.74	$1.14	$1.19
Diluted	$0.41	$0.73	$1.12	$1.17
Shares used in computing earnings per common share:
Basic	52.0	53.3	52.4	54.1
Diluted	52.7	54.0	53.2	54.9

Balance Sheet Information	(Unaudited)
(in millions)	December 31, 2016	December 31, 2015	June 30, 2016
Billed accounts receivable, net	$640.5	$488.8	$506.1
Unbilled accounts receivable, net	277.6	283.6	327.9
Deferred revenue	(491.0)	(436.5)	(458.5)
Net receivables	$427.1	$335.9	$375.5

Cash and cash equivalents	$252.4	$154.0	$248.6
Working capital	$472.8	$326.8	$411.8
Total assets	$2,246.4	$1,845.5	$2,036.2
Short-term borrowings	$20.8	$12.8	$16.6
Long-term debt	$759.9	$460.4	$487.8
Stockholders' equity	$535.1	$519.4	$633.4

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Three Months Ended				Three Months Ended
	December 31, 2016				December 31, 2015
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs	$350.9	$(2.0)	(a)	$348.9	$332.5	$—		$332.5
Gross profit	$183.5	$2.0		$185.5	$186.0	$—		$186.0
Selling, general and administrative	$95.6	$(1.1)	(b)	$94.5	$97.4	$(3.4)	(b)	$94.0
Restructuring charge	$1.6	$(1.6)	(c)	$—	$10.4	$(10.4)	(c)	$—
Income from operations	$60.0	$4.7		$64.7	$54.6	$13.8		$68.4
Other expense, net	$(20.5)	$20.3	(d)	$(0.2)	$(2.2)	$—		$(2.2)
Income before income taxes	$39.5	$25.0		$64.5	$52.4	$13.8		$66.2
Provision for income taxes	$17.7	$1.8	(e)	$19.5	$13.0	$4.5	(e)	$17.5
Net income	$21.8	$23.2		$45.0	$39.4	$9.3		$48.7
Diluted earnings per common share	$0.41	$0.44		$0.85	$0.73	$0.17		$0.90
Effective tax rate	44.8%			30.2%	24.8%			26.4%

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(c) Severance, facility costs and changes in estimates related to the Margin Acceleration Program
(d) Includes a fair value adjustment loss of $20.3 million in connection with our accelerated share repurchase program
(e) Tax effect on non-GAAP adjustments

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures
Certain Line Items
(Unaudited)

(in millions, except per share data)	Six Months Ended				Six Months Ended
	December 31, 2016				December 31, 2015
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs	$678.6	$(4.0)	(a)	$674.6	$675.7	$—		$675.7
Gross profit	$352.5	$4.0		$356.5	$354.9	$—		$354.9
Selling, general and administrative	$187.8	$(1.4)	(b)	$186.4	$192.3	$(8.4)	(b)	$183.9
Restructuring charge	$0.3	$(0.3)	(c)	$—	$25.2	$(25.2)	(c)	$—
Income from operations	$113.3	$5.7		$119.0	$90.1	$33.6		$123.7
Other expense, net	$(23.9)	$20.3	(d)	$(3.6)	$(2.0)	$—		$(2.0)
Income before income taxes	$89.4	$26.0		$115.4	$88.1	$33.6		$121.7
Provision for income taxes	$29.8	$2.3	(e)	$32.1	$23.8	$10.2	(e)	$34.0
Net income	$59.6	$23.7		$83.3	$64.3	$23.4		$87.7
Diluted earnings per common share	$1.12	$0.45		$1.57	$1.17	$0.43		$1.60
Effective tax rate	33.3%			27.8%	27.0%			27.9%

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Impact of net adjustments for legal settlements and acquisition and integration related charges, including the revaluation of earn-out contingent consideration liability associated with certain acquisitions

(c) Severance, facility costs and changes in estimates related to the Margin Acceleration Program
(d) Includes a fair value adjustment loss of $20.3 million in connection with our accelerated share repurchase program
(e) Tax effect on non-GAAP adjustments

PAREXEL International Corporation
Segment Information
(Unaudited)

	Three Months Ended	Three Months Ended
(dollar amounts in millions)	December 31, 2016	December 31, 2015
CRS
Service revenue	$408.9	$407.1
% of total service revenue	76.5%	78.5%
Gross profit	$124.4	$132.7
Gross margin % of service revenue	30.4%	32.6%

PC
Service revenue	$54.6	$41.4
% of total service revenue	10.2%	8.0%
Gross profit	$23.7	$20.6
Gross margin % of service revenue	43.4%	49.8%
Adjusted gross profit (a)	$25.7	$20.6
Adjusted gross margin % of service revenue	47.1%	49.8%

PI
Service revenue	$70.9	$70.0
% of total service revenue	13.3%	13.5%
Gross profit	$35.4	$32.7
Gross margin % of service revenue	49.9%	46.7%

Total service revenue	$534.4	$518.5
Total gross profit	$183.5	$186.0
Gross margin % of service revenue	34.3%	35.9%
Adjusted gross profit (a)	$185.5	$186.0
Adjusted gross margin % of service revenue	34.7%	35.9%

Quarterly Supplemental Financial Data
Service revenue	$534.4	$518.5
Reimbursement revenue	77.8	85.7
Investigator fees	104.7	105.2
Gross revenue	$716.9	$709.4

Days sales outstanding	55	44

Capital expenditures	$14.4	$22.4

(a) See the direct costs Non-GAAP reconciliation for the nature of the adjustments from GAAP.

PAREXEL International Corporation
Segment Information
(Unaudited)

	Six Months Ended	Six Months Ended
(dollar amounts in millions)	December 31, 2016	December 31, 2015
CRS
Service revenue	$785.2	$817.3
% of total service revenue	76.2%	79.3%
Gross profit	$238.6	$255.4
Gross margin % of service revenue	30.4%	31.2%

PC
Service revenue	$109.6	$80.7
% of total service revenue	10.6%	7.8%
Gross profit	$48.3	$39.7
Gross margin % of service revenue	44.1%	49.2%
Adjusted gross profit (a)	$52.3	$39.7
Adjusted gross margin % of service revenue	47.7%	49.2%

PI
Service revenue	$136.3	$132.6
% of total service revenue	13.2%	12.9%
Gross profit	$65.6	$59.8
Gross margin % of service revenue	48.1%	45.1%

Total service revenue	$1,031.1	$1,030.6
Total gross profit	$352.5	$354.9
Gross margin % of service revenue	34.2%	34.4%
Adjusted gross profit (a)	$356.5	$354.9
Adjusted gross margin % of service revenue	34.6%	34.4%

(a) See the direct costs Non-GAAP reconciliation for the nature of the adjustments from GAAP.

PAREXEL International Corporation
Reconciliation of Non-GAAP Measures for Guidance Issued on February 1, 2017
Certain Line Items
(Unaudited)

(in millions, except per share data)	Guidance for the Three Months Ending				Guidance for the Twelve Months Ending
	March 31, 2017				June 30, 2017
	GAAP Measure	Adjustments		Non-GAAP Measure	GAAP Measure	Adjustments		Non-GAAP Measure
Direct costs		$(1.9)	(a)			$(7.9)	(a)
Gross profit		$1.9				$7.9
Selling, general and administrative		$(0.8)	(b)			$(3.0)	(b)
Restructuring charge		$(25.4)	(c)			$(25.7)	(c)
Income from operations		$28.1				$36.6
Other expense, net		$—				$20.3	(d)
Income before income taxes		$28.1				$56.9
Provision for income taxes		$8.5	(e)			$12.4	(e)
Net income		$19.6				$44.5
Diluted earnings per common share	$0.28-$0.42	$0.38		$0.66-$0.80	$2.30-$2.58	$0.85		$3.15-$3.43

(a) Impact of net adjustments for acquisition and integration related charges in our PC segment
(b) Impact of net adjustments for acquisition and integration related charges associated with certain acquisitions
(c) Severance and facility costs and changes in estimates related to our restructuring programs
(d) Adjustment of a loss on fair value in connection with our accelerated share repurchase program
(e) Tax effect on non-GAAP adjustments